June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2020 (July 29, 2020)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8401 McClure Drive

Fort Smith, Arkansas 72916

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 2.02 – RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 29, 2020, ArcBest® (Nasdaq: ARCB) (the “Company”) issued a press release announcing its unaudited second quarter 2020 results. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. Additional supplemental and other information to be used in connection with the scheduled conference call to discuss the second quarter results is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures and ratios and other information utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing the Company’s core operating performance and provide meaningful comparisons between current and prior period results, as well as important information regarding performance trends. The use of certain non-GAAP measures improves comparability in analyzing ArcBest’s performance because it removes the impact of items from operating results that, in management’s opinion, do not reflect ArcBest’s core operating performance.

The press release in Exhibit 99.1 and the supplemental and other information in Exhibit 99.2 include certain non-GAAP information. Certain information discussed in the scheduled conference call could also be considered non-GAAP measures. Reconciliations of the non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in Exhibit 99.1 herein, including reconciliations of GAAP earnings and earnings per share to non-GAAP financial measures, reconciliations of GAAP to non-GAAP effective tax rates, and calculations of adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”).

Management believes EBITDA and Adjusted EBITDA to be relevant and useful information as EBITDA is a standard measure commonly reported and widely used by analysts, investors and others to measure financial performance and ability to service debt obligations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in ArcBest’s credit agreement. Other companies may calculate EBITDA and Adjusted EBITDA differently; therefore, ArcBest’s calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, ArcBest’s reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As previously disclosed, ArcBest implemented a 15% reduction in the salaries of all ArcBest Named Executive Officers and all other Section 16b Officers effective with the first pay period in April 2020, and the Board of Directors approved a voluntary 15% reduction in the cash retainers paid for Board service of all non-employee directors of the Company effective as of May 1, 2020.

Following evaluation of the Company’s second quarter results of operations, the Board of Directors and the Compensation Committee thereof have approved the following actions:

●	the 15% decrease in the salaries of all ArcBest Named Executive Officers and all other Section 16b Officers will be restored retroactive to the beginning of July 2020; and
●	the 15% decrease in the fees paid to ArcBest’s non-employee directors will be restored at the beginning of August 2020.

ITEM 7.01 – REGULATION FD DISCLOSURE

As previously disclosed, ArcBest implemented cost-saving measures in the form of compensation reductions of officers and nonunion employees beginning in April 2020. As a result of the improved financial trends during the second quarter, the 15% decrease in the salaries of officers and nonunion employees will be restored retroactive to the beginning of July 2020, and the employer match of ArcBest’s nonunion 401(k) Plan will be restored at the beginning of August 2020. For hourly nonunion employees, hours will be restored to align with increasing business volumes and associated department workloads.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press release of ArcBest dated July 29, 2020
99.2	Supplemental and other information
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

Date:	July 29, 2020	/s/ Michael R. Johns
Michael R. Johns
Vice President – General Counsel
and Corporate Secretary